Exhibit 20.a

Fingerhut Master Trust
Series 1998-2

Fingerhut Receivables, Inc.
Securityholder's Statement
Monthly Report
April-03

		Class A	Class B	CTO	Class D	Total
(i)	Invested Amount (Beginning of Month)	180,000,000.00	51,136,000.00	61,364,000.00	61,364,000.00	353,864,000.00
(ii)	Security Principal Distributed	(30,950,106.17)	0.00	0.00	0.00	(30,950,106.17)

	Invested Amount (End of Month)	149,049,893.83	51,136,000.00	61,364,000.00	61,364,000.00	322,913,893.83

	Security Principal Funds On Deposit	28,165,449.19				28,165,449.19

	Ending Balance as of 5/15/03 Distribution Date	120,884,444.64	51,136,000.00	61,364,000.00	61,364,000.00	294,748,444.64

(iii)	Security Interest to be Distributed	773,817.37	277,412.80	115,568.87		1,166,799.03

Security Principal Distributed per $1,000		171.9450343	0.0000000	0.0000000

Security Interest Distributed per $1,000		4.2989854	5.4250000	1.8833333

(iv)	Principal Collections	12,145,276.62	1,840,180.34	2,208,245.20	2,208,245.20	18,401,947.35
(v)	Finance Collections	5,581,056.62	1,914,747.50	2,297,726.95	2,297,726.95	12,091,258.02
	Recoveries	350,218.49	120,152.87	144,185.33	144,185.33	758,742.02
	Interest Earnings on trust bank accounts	5,368.51	1,841.83	2,210.22	2,210.22	11,630.79

Total Finance Collections		5,936,643.62	2,036,742.20	2,444,122.50	2,444,122.50	12,861,630.83

Total Collections		18,081,920.24	3,876,922.54	4,652,367.70	4,652,367.70	31,263,578.18

(vi)	Total Receivables in Trust					489,699,282.70

	Aggregate Amount of Principal Receivables					409,320,322.91

(i)	Original Security Amount	337,500,000.00	51,136,000.00	61,364,000.00	61,364,000.00	511,364,000.00

	Invested Amount (End of Month)	149,049,893.83	51,136,000.00	61,364,000.00	61,364,000.00	322,913,893.83

	Floating Allocation Percentage	29.5329691%	12.4929052%	14.9916817%	14.9916817%	72.0092378%

	Fixed/Floating Allocation Percentage	46.1577828%	15.8358005%	19.0032083%	19.0032083%	100.0000000%

	Average Daily Invested Amount	160,103,503.18	51,136,000.00	61,364,000.00	61,364,000.00	333,967,503.18

(vii)	Receivable Delinquencies
	Current				79.92%	391,366,448.60
	30 Days to 59 Days				5.51%	26,990,197.47
	60 Days to 89 Days				3.47%	17,016,373.71
	90 Days and Over				11.09%	54,326,262.92

Total Receivables					100.00%	489,699,282.70

(viii)	Aggregate Investor Default Amount					9,763,501.84

	As a % of Average Daily Invested Amount (Annualized based on 365 days/year)					38.11%

(ix)	Security Charge-Offs	0.00	0.00	0.00	0.00	0.00

(x)	Servicing Fee	228,679.29	78,455.23	94,147.51	94,147.51	495,429.54

(xii)	Unreimbursed Redirected Principal Collections		0.00	0.00	0.00	0.00

(xiii)	Excess Funding Account Balance					0.00

(xiv)	Series 1998-2 Pay Out Event (1)					Yes

	CTO Trigger Event Occurrence					None

	CTO Reserve Amount					N/A

(xv)	Number of New Accounts Added to the Trust					1

(xvi)	Revolving Receivables Reserve Account Balance					$3,384,000.00

(xvii)	Defeasance Funding Account Balance					0.00

	Average Net Portfolio Yield					12.09%

	Minimum Base Rate					7.14%

(1)
Beginning March 27, 2003, the Series 1998-2 allocation of defaults is applied to principal and contributed to redeem investor notes.